Exhibit 10.1

AMENDMENT NO. 2
TO THE
THIRD AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT BETWEEN PACIFIC COAST ENERGY COMPANY LP AND
BREITBURN MANAGEMENT COMPANY, LLC
This Amendment No. 2 to the Third Amended and Restated Administrative Services Agreement, as amended (the “ASA”) by and between Pacific Coast Energy Company LP, a Delaware limited partnership (“PCEC”), and BreitBurn Management Company, LLC, a Delaware limited liability company (“BreitBurn Management” and collectively with PCEC, the “Parties” and each, a “Party”), is dated as of June 30, 2014 (this “Amendment”). Capitalized terms used herein and not otherwise defined are used as defined in the ASA.
W I T N E S S E T H
WHEREAS, PCEC and BreitBurn Management desire to amend certain provisions of the ASA with respect to the initial term of the ASA.
NOW, THEREFORE, for and in consideration of the benefits set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PCEC and BreitBurn Management hereby agree as follows:

I.	AMENDMENT.

Section 7.1 Term of the ASA is hereby deleted in its entirety and replaced by inserting a new Section 7.1 thereof that reads as follows:
“The initial term of this Agreement shall be from the Effective Date through December 31, 2014; provided, however, that in the absence of written notice delivered to the other party by either party to this Agreement of the intention not to continue under the terms of this Agreement, given no later than the day that is 150 days before December 31, 2014, and each successive anniversary thereof, and provided that a mutually agreeable Fixed Fee has been determined in accordance with Section 4.1(b) for the applicable extended term, the term of this Agreement shall be extended for one additional calendar year until either or both parties have given notice of their intention to terminate. It is the intention of this “evergreen” extension clause that each party have at least 150 days notice of the other party’s intention not to continue under this Agreement.”

II.	MISCELLANEOUS.

1.Successors and Assigns. This Amendment shall be binding upon, and shall enure to the benefit of, each of the Parties, and their respective successors and assigns.

2.Full Force and Effect. Except to the extent modified hereby, the ASA shall remain in full force and effect.

3.Governing Law. This Amendment shall be interpreted in accordance with the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

4.Execution in Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the day and year first above written.

PACIFIC COAST ENERGY COMPANY LP

By: PCEC (GP) LLC, its general partner

By:	/s/ Randall H. Breitenbach
Name: Randall H. Breitenbach
Title: Chief Executive Officer

BREITBURN MANAGEMENT COMPANY, LLC

By: BreitBurn Energy Partners L.P., its sole member
By: BreitBurn GP, LLC

By:	/s/ Halbert S. Washburn
Name: Halbert S. Washburn
Title: Chief Executive Officer

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